Exhibit 99

Contact:

J.P. Fielder

Exact Sciences Corp.

jpfielder@exactsciences.com

608-210-5220

For Immediate Release

Exact Sciences Highlights Cologuard’s®
Positive Launch Trajectory in Second Quarter 2015

MADISON, Wis., July 20, 2015 — Exact Sciences Corp. (Nasdaq: EXAS) today announced its business and financial results for the second quarter of 2015, and showed continued strong performance with more than 21,000 completed Cologuard tests for the quarter, up more than 90 percent from the first quarter, which resulted in $8.1 million in revenue. Additionally, the cumulative number of ordering physicians grew to 14,700 during the quarter, a 77 percent increase.

“We are pleased with Cologuard’s growth trajectory and that our sales and marketing strategy is driving results,” said Kevin Conroy, Exact Sciences’ chairman and CEO. “Physician and patient demand are increasing while our compliance rate continues moving upward as well. We’re now building on the success of Cologuard to develop tests that will detect lung, pancreatic and esophageal cancers at their earliest stages.”

During the second quarter of 2015 the compliance rate for Cologuard increased to 73 percent, up from 71 percent in the first quarter. The patient compliance rate is derived from the number of valid test results generated from collection kits shipped to patients 60 or more days prior to June 30, 2015. Our lab, through its customer care center, is helping to drive this increase by regularly contacting patients for whom Cologuard has been ordered and encouraging them to complete their screening. More than a third of Cologuard users (36 percent) had never been screened before, according to a 3,000-patient survey by the company.

Exact Sciences also announced during the second quarter a landmark partnership with The University of Texas MD Anderson Cancer Center, one of the world’s leading cancer centers, to develop a simple blood-based test to detect lung cancer, details of which were presented at Exact Sciences’ inaugural Investor & Analyst Day. The investor day event also offered context about Exact Sciences ongoing partnership with Mayo Clinic to develop tests for the early detection of pancreatic and esophageal cancer.

Financial Results

Exact Sciences reported total revenues of $8.1 million for the second quarter of 2015 and total revenues of $12.4 million for the six months ended June 30, 2015. Cologuard received approval from the U.S. Food and Drug Administration in August 2014 and a final National Coverage Decision from the Center for Medicare and Medicaid Services in October 2014.

For the second quarter of 2015, Exact Sciences reported a net loss of ($39.1) million, or ($0.44) a share. The company had a net loss of ($19.4) million, or ($0.24) a share, for the same period of 2014. The company’s net loss for the first six months of 2015 was ($74.9) million, or ($0.84) a share. The company had a net loss of ($35.5) million, or ($0.46) a share, for the same period of 2014.

Operating expenses for the quarter ending June 30, 2015, were $42.4 million, compared to $19.6 million for the second quarter of 2014. Operating expenses for the six months ended June 30, 2105 were $78.5 million. The company had operating expenses of $36.0 million for the same period of 2014.

Exact Sciences ended the second quarter of 2015 with cash, cash equivalents and marketable securities of $210.8 million, compared to $282.8 million at Dec. 31, 2014.

Second-Quarter Conference Call & Webcast

Company management will host a conference call and webcast on Monday, July 20, 2015, at 10 a.m. ET to discuss second-quarter results. The webcast will be available at www.investorExactSciences.com. Domestic callers should dial 877-212-6082 and international callers should dial 707-287-9332.  An archive of the webcast and a replay of the conference call will be available at www.exactsciences.com or by calling 855-859-2056 domestically or 404-537-3406 internationally. The access code for the conference call and replay is 84732817. The conference call, webcast and replay are open to all interested parties.

About Exact Sciences Corp.

Exact Sciences Corp. is a molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer. The company has exclusive intellectual property protecting its noninvasive, molecular screening technology for the detection of colorectal cancer. Cologuard is included in the colorectal cancer screening guidelines of the American Cancer Society and stool DNA is included in the U.S. Multi-Society Task Force on Colorectal Cancer. For more information, please follow us on Twitter @ExactSciences or find us on Facebook.

Certain statements made in this presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this presentation regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected numbers of completed and reported Cologuard tests, anticipated patient compliance rates, expected future operating results, anticipated results of our sales and marketing efforts, expectations concerning payor reimbursement and the anticipated results of our product development efforts. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products; the acceptance of our products by patients and health care providers; the amount and nature of competition from other cancer screening products and procedures; our ability to maintain regulatory approvals and comply with applicable regulations; our success establishing and maintaining collaborative and licensing arrangements; our ability to successfully develop new products; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on

Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION

Selected Unaudited Financial Information

Condensed Consolidated Statements of Operation Data

(Amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Laboratory service revenue	$8,119	$—	$12,385	$—
License fees	—	—	—	294
	8,119	—	12,385	294

Cost of sales	5,094	—	9,306	—
Gross margin	3,025	—	3,079	294

Operating Expenses:
Research and development	8,115	7,174	14,686	14,604
General and administrative	13,683	6,230	26,654	10,816
Sales and marketing	20,593	6,166	37,117	10,622
	42,391	19,570	78,457	36,042

Loss from operations	(39,366)	(19,570)	(75,378)	(35,748)

Investment income	193	146	415	232
Interest expense	107	(13)	96	(28)

Net loss	$(39,066)	$(19,437)	$(74,867)	$(35,544)

Net loss per share - basic and diluted	$(0.44)	$(0.24)	$(0.84)	$(0.46)

Weighted average common shares outstanding - basic and diluted	88,919	82,048	88,791	76,548

EXACT SCIENCES CORPORATION Selected Unaudited Financial Information Condensed Consolidated Balance Sheet Data (Amounts in thousands)

	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$33,765	$58,131
Marketable securities	177,053	224,625
Accounts receivable	2,151	1,376
Inventory, net	6,275	4,017
Prepaid expenses and other current assets	4,019	3,528
Property and equipment, net	27,312	19,947
Other long-term assets	2,442	1,200
Total assets	$253,017	$312,824

Liabilities and stockholders’ equity
Total current liabilities	$18,730	$17,521
Long-term debt	3,488	1,000
Other long-term liabilities	4,620	3,599
Long-term accrued interest	—	106
Lease incentive obligation, less current portion	1,338	1,614
Total stockholders’ equity	224,841	288,984
Total liabilities and stockholders’ equity	$253,017	$312,824